Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Trust for Professional Managers (the “Trust”), does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Trust for the year ended May 31 ,2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Trust for the stated period.

/s/ Joseph Neuberger Joseph Neuberger President, Trust for Professional Managers	/s/ John Buckel John Buckel Treasurer, Trust for Professional Managers
Dated: August 4, 2011

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Trust for purposes of Section 18 of the Securities Exchange Act of 1934.